UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 20, 2019

CITY HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-11733

West Virginia	55-0619957
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

25 Gatewater Road, Cross Lanes, West Virginia 25313
(Address of Principal Executive Offices, Including Zip Code)

304-769-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock $2.50 Par Value	CHCO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the regularly scheduled meeting of the Board of Directors of the Company held on December 18, 2019, the Company’s Bylaws were amended to remove the Director Emeritus position and to modify the mandatory retirement provisions for Directors who attain age 75 while serving on the Board of Directors. The specific substance of the bylaws amendments are as follows:

1). Article II - DIRECTORS, Section 2 - Director Emeritus, is deleted in its entirety, and replaced with the following language “Intentionally blank.”

2) Article II - DIRECTORS, Section 3 - Qualifications, is deleted in its entirety and replace with the following language:

“Qualifications. The members of the Board of Directors need not be residents of the State of West Virginia. No person shall be nominated for election to the Board, nor shall such person be elected or appointed to the Board, if such person will have attained age 75 prior to the date of the election or appointment, as the case may be. No person may serve as a Director beyond the end of their term in office in which such person attains age 75, unless, upon the vote of not less than three quarters (3/4) of the Directors, taken at a duly convened meeting of the Board, such person is nominated for re-election to the Board and is re-elected to the Board by the shareholders pursuant to the terms of these bylaws and applicable law; provided, however, any Director who is re-elected to the Board after having attained age 75 may serve as a Director only until the next annual meeting of shareholders, at which meeting the shareholders shall elect a replacement Director to serve during the balance of his/her unexpired term. Each member of the Board of Directors shall complete a minimum of eight hours of continuing education annually, the sponsors and curriculum of which shall be approved by the Board of Directors. Any Director who fails to complete the mandatory continuing education for the previous year shall have payment of their Board fees suspended until such continuing education is accomplished. For good cause shown, the Board of Directors may, in individual cases involving undue hardship or extenuating circumstances, grant conditional, partial, or complete exemptions of these minimum continuing education requirements. Any such exemption shall be reviewed by the Board of Directors at least once during each year, unless a lifetime conditional exemption has been granted. One hour of credit may be obtained for each period of fifty minutes of instruction attended in an approved course or by means of videocassette, videotape, audiocassette, or DVD instruction, provided that such instruction is approved by the Board of Directors. The Board of Directors may designate providers or courses which are presumptively approved.
Each member of the Board of Directors must attest that he or she is in compliance with the Company’s Ethics Policy. Any director who fails to adhere to the Ethics Policy or attest to his or her adherence of the Ethics Policy shall have payment of Board fees suspended until he or she has made an attestation and is in compliance with the Ethics Policy.”

The amendment, which is effective upon adoption by the Board of Directors on December 18, 2019, is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

3.1	City Holding Company Amended and Restated Bylaws

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated: December 20, 2019	City Holding Company

By:	/s/ David L. Bumgarner
David L. Bumgarner
Senior Vice President & Chief Financial Officer